                                                                     EXHIBIT 3.1


                             AMENDED AND RESTATED

                         CERTIFICATE OF INCORPORATION
                                      OF
                  COMPASS INTERNATIONAL SERVICES CORPORATION

                    (Original Certificate of Incorporation
                             filed April 29, 1997)


     Compass International Services Corporation (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Law"), does hereby certify:

     A. That the Board of Directors of the Corporation adopted a resolution setting forth the Amended and Restated Certificate of Incorporation set forth below, declaring it advisable and submitting it to the stockholders entitled to vote in respect thereof for their consideration of such Amended and Restated Certificate of Incorporation.

     B. That by written consent executed in accordance with Section 228 of the Law, the holders of a majority of the outstanding stock has voted in favor of the adoption of the Amended and Restated Certificate of Incorporation set forth below.

     C. That the Amended and Restated Certificate of Incorporation set forth below has been duly adopted in accordance with Sections 242 and 245 of the Law:


                                   ARTICLE I

     The name of the corporation is Compass International Services Corporation.


                                  ARTICLE II

     The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.


                                  ARTICLE III

     The nature of the business to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the Law.

                                  ARTICLE IV

     A. The Corporation shall have authority to issue the following classes of stock, in the number of shares and at the par value as indicated opposite the name of the class:

                                    NUMBER OF
                                      SHARES                 PAR VALUE
            CLASS                   AUTHORIZED               PER SHARE
     --------------------     ---------------------    --------------------
         Common Stock               50,000,000                 $.01
        Preferred Stock             10,000,000                 $.01

     As of the date of the filing of this Amended and Restated Certificate of Incorporation, each issued share of Common Stock of the Corporation shall be reclassified and changed into 112.1846 shares of Common Stock having the terms specified in this ARTICLE IV. Each outstanding stock certificate which immediately prior to the date hereof represented a number of shares of Common Stock shall, without any action on the part of the holder, hereupon and hereafter, until surrendered as hereinafter provided, represent that number of shares of Common Stock equal to 112.1846 times the number of shares of the Common Stock represented by such certificate. The registered holder of each such certificate may on or after the date hereof surrender such certificate to the Corporation for cancellation and, upon such surrender, shall receive in exchange therefor, without charge, a new certificate registered in the name of such holder representing that number of shares of Common Stock equal to 112.1846 times the number of shares of Common Stock which, prior to the date of filing hereof, was represented by the certificate(s) representing shares of Common Stock.

     B. The designations and the powers, preferences and relative, participating, optional or other rights of the capital stock and the qualifications, limitations or restrictions thereof are as follows:

          1.   Common Stock.
               ------------

               a.   Voting Rights:  Except as otherwise required by law or
                    -------------
          expressly provided herein, the holders of shares of Common Stock shall be entitled to one vote per share on each matter submitted to a vote of the stockholders of the Corporation.

               b.   Dividends:  Subject to the rights of the holders, if any, of
                    ---------
          preferred stock, the holders of Common Stock shall be entitled to receive dividends at such times and in such amounts as may be determined by the Board of Directors of the Corporation.

               c.   Liquidation Rights:  In the event of any liquidation,
                    ------------------
          dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment

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

          or provision for payment of the debts and other liabilities of the Corporation and the preferential amounts to which the holders of any outstanding shares of Preferred Stock shall be entitled upon dissolution, liquidation or winding up, the assets of the Corporation available for distribution to stockholders shall be distributed ratably among the holders of the shares of Common Stock.

          2.   Preferred Stock.
               ---------------

               Preferred Stock may be issued from time to time in one or more series. Subject to the other provisions of this Amended and Restated Certificate of Incorporation, the Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of and to issue shares of the Preferred Stock in series, and by filing a certificate pursuant to the laws of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of any Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the certificate or certificates establishing such series of Preferred Stock.


                                   ARTICLE V

     The business and affairs of the Corporation shall be managed by or under the direction of a board of directors. The number of directors shall be determined from time to time by resolution adopted by the affirmative vote of a majority of the directors in office at the time of adoption of such resolution. Initially, the number of directors shall be ten.

     Such directors shall be divided into three classes, Class I, Class II and Class III; with Class I having four members and Classes II and III each having three members. At the election of directors immediately following the adoption of this Amended and Restated Certificate of Incorporation, Class I directors will be elected for a term expiring at the annual meeting relating to the Corporation's 1998 fiscal year (but occurring in calendar year 1999) (the "1998 Annual Meeting"), Class II directors will be elected for a term expiring at the annual meeting following the Corporation's 1999 fiscal year (but occurring in calendar year 2000) and Class III directors will be elected for a term expiring at the annual meeting relating to the Corporation's 2000 fiscal year (but occurring in calendar year 2001). At each annual meeting of stockholders commencing with the 1998 Annual Meeting, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes by the Board of Directors so as to maintain the number of directors in each class as nearly equal as reasonably possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such

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

class shall hold office for a term that shall coincide with the remaining term of that class. In no case will a decrease in the number of directors shorten the term of any incumbent director even though such decrease may result in an inequality of the classes until the expiration of such term. A director shall hold office until the annual meeting of the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement or removal from office. No director elected by the stockholders of the Corporation may be removed except for cause. Except as required by law or the provisions of this Amended and Restated Certificate of Incorporation, all vacancies on the board of directors and newly-created directorships shall be filled by the board of directors. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor.

     Notwithstanding the foregoing, whenever the holders of any one or more classes or series of preferred stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorship shall be governed by the terms of this Amended and Restated Certificate of Incorporation and any resolutions of the Board of Directors applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article V. Notwithstanding anything to the contrary contained in this Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of at least 80% of the voting power of the shares entitled to vote generally in the election of directors shall be required to amend, alter or repeal, or to adopt any provision inconsistent with, this Article V.

     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the By-laws of the Corporation.


                                  ARTICLE VI

     Election of Directors need not be by written ballot unless the By-laws of the Corporation so provide.


                                  ARTICLE VII

     The Corporation reserves the right to amend, alter or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this reservation.

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

                                 ARTICLE VIII

     The Corporation shall, in accordance with and to the full extent now or hereafter permitted by law, indemnify and upon request advance expenses to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, an action by or in the right of the Corporation), by reason of his acting as a director or officer of the Corporation (and the Corporation, in the discretion of the Board of Directors, may so indemnify a person by reason of the fact that he is or was an employee of the Corporation or is or was serving at the request of the Corporation in any other capacity for or on behalf of the Corporation) against any liability or expense (including attorneys' fees and expenses) actually and reasonably incurred by such person in respect thereof; provided, however, that the Corporation shall not be obligated to indemnify or advance expenses to any such person (i) with respect to proceedings, claims or actions initiated or brought voluntarily by such person and not by way of defense, or
(ii) for any amounts paid in settlement of an action effected without the prior written consent of the Corporation to such settlement. Such indemnification is not exclusive of any other right to indemnification provided by law, agreement or otherwise.


                                  ARTICLE IX

     No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Law, or (iv) for any transaction from which the director derived an improper personal benefit.


                                   ARTICLE X

     No amendment to or repeal of Articles VIII or IX of this Amended and Restated Certificate of Incorporation shall apply to or have any effect on the rights of any individual referred to in Articles VIII or IX for or with respect to acts or omissions of such individual occurring prior to such amendment or repeal.


                                  ARTICLE XI

     A.   Written Consent. At any time after the closing of an initial public
          ---------------
offering of the Corporation's Common Stock, any action required or permitted to be taken by the stockholders

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of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

     B.   Special Meetings. Special meetings of stockholders of the Corporation
          ----------------
may be called upon not less than ten nor more than 60 days' written notice only by the Board of Directors pursuant to a resolution approved by a majority of the Board of Directors.

     C.   Amendment. Notwithstanding anything contained in this Amended and
          ---------
Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the shares entitled to vote generally in the election of directors shall be required to amend, alter or repeal, or to adopt any provision inconsistent with, this Article XI.


                                  ARTICLE XII

     Meetings of stockholders may be held within or without the State of Delaware as the By-Laws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors of the Corporation or in the By-laws of the Corporation.


                                 ARTICLE XIII

     The By-laws of the Corporation may be altered, amended, or repealed or new By-laws may be adopted by the Board of Directors or by the vote of the holders of 66-2/3% of the votes entitled to be cast by the shares entitled to vote generally for the election of directors if notice of such alteration, amendment, repeal or adoption of new By-laws is contained in the notice of such special meeting.


     IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by its Chief Executive Officer on December 2, 1997.


                                   COMPASS INTERNATIONAL SERVICES
                                    CORPORATION


                                   By:    /s/ Michael J. Cunningham
                                          ------------------------------------
                                   Name:  Michael J. Cunningham
                                          ------------------------------------
                                   Its:   Chairman and Chief Executive Officer
                                          ------------------------------------

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